EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Prospect Capital Corporation
New York, New York

We hereby consent to the incorporation by reference in the registration statement on Form N-2 (File No. 333-236415) of Prospect Capital Corporation of our reports dated August 26, 2020, relating to the consolidated financial statements and the effectiveness of Prospect Capital Corporation’s internal control over financial reporting, which appear in the Annual Report on Form 10-K for the year ended June 30, 2020. We also consent to the reference to us under the caption “Independent Accounting Firms” in such registration statement.

/s/ BDO USA, LLP
New York, New York
August 26, 2020